UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2018

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

SWK Holdings Corporation (the “Company”) held its 2018 annual meeting of stockholders on May 21, 2018. At the meeting, the Company’s stockholders elected Michael Weinberg, D. Blair Baker, Christopher W. Haga, and Edward B. Stead, to serve as directors for a term expiring in 2019. Additionally, stockholders voted to ratify the selection of BPM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholders also voted affirmatively on an advisory basis to approve the compensation to certain executives.

1.       Election of Directors

Nominee	For	Withhold Authority	Broker Non-Votes
Michael Weinberg	9,657,315	162,950	942,022
D. Blair Baker	9,659,468	160,797	942,022
Christopher W. Haga	9,658,386	161,879	942,022
Edward B. Stead	9,659,417	160,848	942,202

2.       Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
10,700,541	29,755	31,991	0

3.       Executive Compensation

For	Against	Abstain	Broker Non-Votes
9,783,680	2,977	33,608	942,202

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: May 21, 2018